Exhibit 10.25

Acacia Executive Services

LEASE SUMMARY

Lessor:	Acacia Executive Services
Lessor Address:	20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765

Lessee:	China Yida
Lessee Address:	1923 White Star Drive, Diamond Bar, CA 91765
Billing Address:	1923 White Star Drive, Diamond Bar, CA 91765
Contact Person:	Wei Zhang	Email Address: zhqwei@yahoo.com

Contact Telephone:	626-241-5036	Alternate Telephone: 949-935-6151

Date of Lease:	15th day of July, 2010
Commencement Date:	Commencing on 16th day of August, 2010 and shall continue for the term of 6 Months.
Premises:	Suite 200, Office 2, office space(s) of approximately 145 square feet as more particularly described in Paragraph 1 of the Lease Agreement and incorporated herein:

MONTHLY BASIC CHARGES
Lease Rental				$850.00
Telephone Set Rental	1	Set(s)	@ $49.00 per Telephone Set	$49.00	Waived
Telephone Line Rental	1	Line(s)	@ $39.00 per Telephone Line	$39.00	Waived
Facsimile Line Rental	0	Line(s)	@ $39.00 per Facsimile Line	$0.00
Voice Mailbox Rental	1	Box(es)	@ $19.00 per Voice Mailbox	$19.00	Waived
IP Address Rental	1	IP Address(es)	@ $79.00 per IP Address	$79.00	Waived
Router or VoIP Usage		Router/Vol P	@ $59.00 per IP Address
Office Furniture Rental	Please see below for detailed description

TOTAL MONTHLY BASIC CHARGES					$850.00

Telephone Line Rental includes 1 DID telephone numbers and 1 extension line. Furniture Rental includes: Services and price subject to change without notice.

RELOCATION CHARGES
Monthly Basic Charges				$850.00
Security Deposit (Refundable)		@ 100% of Lease Rental	$850.00
Telephone Set Deposit (Refundable)	1	@ $100.00 per Telephone Set	$100.00
Key Deposit (Refundable)	6	@ $10.00 per Key	$60.00	2 Mailbox
Account Setup Charge	1	@ $20.00 per Company	$20.00	Relocation
Telephone Installation	1	@ $120.00 per Telephone Set	$120.00	Relocation
Facsimile Line Installation		@ $50.00 per Facsimile Line
Internet Installation	1	@ $100.00 per Office	$100.00	Relocation
Office Cleaning	1	@ $190.00 per Office	$190.00	Relocation
Directory Listing		@ $90.00 per Directory Listing
Less Deposit on Hand		Lease dated March 23rd 2009	$-1,010.00
TOTAL MOVE IN CHARGE				$850.00

The total relocation charge will be billed on the next month billing statement.

DEFINITION OF TERMS

Lease Agreement:	That certain Lease Agreement between Lessor and Lessee attached hereto as Section "A"
Service Agreement:	That certain Service Agreement Supplement to the Lease attached hereto as Section "B"
General Provisions:	That certain General Provisions Supplement to the Lease attached hereto as Section "C"
Rules and Regulations:	That certain Rules and Regulations Supplement to the Lease attached hereto as Section "D"
Personal Guarantee:	That certain Personal Guarantee Supplement to the Lease attached hereto as Section "E"

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

SECTION A - LEASE AGREEMENT

This Office Lease (the "Lease") is made by and between China Yida, as Lessee and Acacia Executive Services, as Lessor, whose name appears in the Lease Summary and Definition of Terms (the "Lease Summary") attached hereto and are incorporated herein and states the terms and conditions under which Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises described in the Lease Summary. All terms defined in the Summary shall have the same meaning herein.

This Lease shall be subject to the terms and conditions of the General Provisions (the "General Provisions") attached hereto as "Section C" and incorporated herein.

1. PREMISES
Lessor does hereby lease to Lessee, and Lessee agrees to lease from Lessor those certain Premises, hereinafter called the "Premises", said Premises of approximately 145 square feet being situated at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765, Suite 200, Office number 2. The Premises includes access to common areas including corridors, reception lobby, conference rooms, day office, copier room, and rest rooms. Notwithstanding anything to the contrary contained herein, the Premises have been inspected by Lessee and deemed to have accepted the same as existing as of the date Lessor delivers the Premises to the Lessee.

2. TERMS
Subject to earlier termination as provided for herein, this Lease shall commence and expire on the dates set forth in the Lease Summary. Lessee shall have right to renew the Lease for additional twelve (12) months upon the same terms  conditions, provisions, but Rent shall be increased annually by eight percent (8%). Lessee must give written notice to Lessor on its intent to renew the Lease within thirty (30) calendar days prior to termination of this Lease.

3. COMMENCEMENT DATE
Lessee's obligation to pay Lease Rental shall begin on the commencement date ("the Commencement Date") as set forth in the Lease Summary. If Lessor is unable to deliver possession of the Premises to Lessee on the Commencement Date, Lessor will not be liable for any resulting damage, nor will this Lease be affected, except that Lessee will not be obligated to pay Lease Rental until Lessor delivers possession. If Lessee occupies the Premises prior to the Commencement Date, Lessee shall be obligated to pay rent commencing on the date of occupancy, and such occupancy shall be subject to the terms and conditions herein.

4. RENTAL PAYMENTS
Lessee covenants and agrees to pay to Lessor as rental for the Premises the sum of $850.00 on or before the first day of each and every successive calendar month thereafter during the term of the Lease.

5. POSSESSION AND USE
Lessee shall use the Premises for general professional business purposes and for no other purpose, without prior written consent of Lessor. Lessee shall abide by all rules, laws, ordinances and regulations pertaining to the use of the Premises, attached hereto as Section D — Rules and Regulations. Lessee agrees that no more than one (1) person per approximately 80 square feet of rental space shall occupy each office of the Premises without the prior written consent of Lessor. Lessee shall not offer or use the Premises to provide services provided by Lessor to third parties, nor use or permit any use of the Premises which is forbidden by law or regulations, may be hazardous or unsafe, or may impair the character, reputation, appearance or operation of the Premises. No storage of flammable liquid or substance, hazardous liquid or gases, samples, etc. is allowed. Lessee shall not create a noise level that interferes with or annoys other Lessee. Lessee shall only use the telephone equipment and/or telephone services provided by Lessor. Lessee supplied coffee makers and refrigerator are prohibited. Lessee will comply with all rules, regulations and requirements of the building which includes the Premises and with other reasonable rules and regulations established by Lessor relating to the Premises and Lessee use thereof.

6. RELOCATION
In Lessor's sole and absolute discretion, upon fifteen (15) days prior written notice to Lessee, Lessor shall have the right to relocate Lessee to comparable office(s) within the Premises. Lessor will incur all reasonable direct out of pocket moving cost associated with such relocation. Lessee shall not be entitled to any compensation for any inconvenience or interference with its business, nor to any abatement or reduction in Lease Rental, nor shall the terms and conditions of this Lease be otherwise affected as a result of the relocation. Lessee's failure to comply with all obligations included in this paragraph shall constitute a material breach of this Lease.

7. IMPROVEMENTS AND ALTERATIONS
Lessor has made no promise to alter or improve the Premises and has made no representations concerning the condition thereof. By taking possession of the Premises, Lessee acknowledges that the Premises are in a good order and condition and accepts them "AS-IS" in their present condition. Lessee shall maintain the Premises in good condition and repair and will not cause or permit the Premises and/or the building to be damaged or defaced in any manner whatsoever. Lessee shall make no alterations or additions to the Premises or the building without Lessor's prior written consent, which Lessor may grant or withhold in its sole discretion. Lessee shall return the Premises at the end of the Term in the same condition and repair as when Lessee took possession. Any alterations, additions, renovations, improvements or other installations to or of said Premises, except movable furniture, shall at once become part of the realty and belong to the Lessor. Upon demand by Lessor, at Lessee's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, renovations, improvements or other installations made by Lessee, designated by Lessor to be removed, and Lessee shall, forthwith and with all due diligence and its sole cost and expense, repair any damage to the Premises caused by such removal. Lessee shall pay the cost of repairing any damage done to the Premises and/or the building by Lessee or any of Tenant's employees, agents or invitees. Lessor may make repairs or replacements to the Premises to correct damages and Lessee shall pay Lessor all cost and expenses for such repairs and replacements upon demand.

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

8. ROLLOVER
If notice is not received from Lessee or a new agreement is not signed, this Agreement will convert to a 2 months term agreement. All other provision of this Agreement will continue to be in full force until a new lease agreement is executed or the Premises is vacated by Lessee.

9. INSURANCE
Lessor provides liability insurance coverage on common areas within Premises. Lessee shall neither use or occupy the Premises in any manner, nor commit any act, resulting in a cancellation or reduction of any insurance coverage or increase in premiums for any insurance policy covering the Premises, or building. Lessor's insurance shall not cover Lessee's individual office(s); and Lessee shall at Lessee's expense, obtain and keep in force during the term of this Agreement a policy of comprehensive liability insurance (Property Damage and Bodily Injury) in the amount not less than One hundred thousand dollars ($100,000.00), subject to increases as deemed necessary by Lessor or Lessor's insurance carrier. Said policy of comprehensive liability insurance shall name Lessor as co-insured; evidence of the insurance coverage (Certificate of Insurance) shall be provided to Lessor within thirty (30) days after acceptance of the Premises on behalf of the Lessee. Lessor shall have no obligation to carry insurance on Lessee's personal and business property. Lessor shall not be liable to Lessee, or to any other person, for any damage on account of loss, damage or theft to personal or business property. Failure to furnish Lessor with a Certificate of Insurance upon occupancy shall constitute a material breach of this Lease.

10. PROPERTY TAXES
Lessee shall pay, at Lessee's sole expense, all taxes levied or assessed on Lessee's furniture and equipment.

11. LESSOR NOT RESPONSIBLE FOR ACTS OF OTHERS
Lessor shall not be responsible of liable to Lessee, or to those claiming by, through or under Lessee, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any part of the Premises adjacent to or connecting with the Premises or any other part, or otherwise, or for any loss or damage resulting to Lessee or those claiming by, through or under Lessee, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, and water, gas, sewer or steam pipes. To the maximum extent permitted by law, Lessee agrees to use and occupy the Premises, and to use such other portions as Lessee is herein given the right to use, at Lessee's own risk.

12. DESTRUCTION OF PREMISES
Should the Premises or the building be so damaged by flood, fire, earthquake, explosion, or other cause, such that, in the opinion of the Lessor, it is impractical or inadvisable to restore the same, then this Lease shall terminate as of the date of such damage, and both the Lessor and Lessee shall be released from all obligations hereunder, subsequent to the date of such damage. If Lessor desires to restore the Premises or the building, Lessor shall have ninety (90) days from the date of destruction to do so, or such additional time as may be mutually agreed to between the parties herein. In such event, this Lease shall remain in full force and effect except that the Lease Rental due hereunder during the period that the Premises are in need of or are being restored shall be proportionately abated to the extent that the Premises are not inhabitable.

13. EMINENT DOMAIN
In the event that all or part of the Premises shall be taken under the power of eminent domain or sold under threat of such taking, this Lease shall terminate. The entire award or proceeds from such taking or sale of land and/or improvements, including severance damages, shall belong to Lessor and Lessee shall be entitled only to the portion of the award specifically allocated to its personal property which may be taken, and any relocation allowance actually paid by the condemning authority. Lessee may terminate this Lease by given written notice to Lessor within thirty (30) days after such taking or sale.

14. ASSIGNMENT AND SUBLETTING
Lessee shall not assign, transfer, pledge or encumber this Lease, or any interest therein, and shall not sublet said Premises or any part thereof without the prior consent of Lessor, which consent Lessor may grant or withhold in its sole discretion. No transfer permitted by this paragraph shall release Lessee or change Lessee's primary liability to pay the Lease Rental and to perform all other obligations of Lessee hereunder. Consent to assignments or subletting shall not constitute a waiver of this provision or consent to any further assignments or subletting. No assignees for the benefit of creditors, trustee in bankruptcy or purchaser in any execution sale shall have any right to possess or occupy the Premises or any part thereof, or claim of right hereunder. Lessee shall pay to Lessor, as additional rental, the sum of three hundred dollars ($300.00) to cover Lessor's administrative costs, overhead and counsel fees, plus all out-of-pocket expenses, in connection with such assignment or subletting consented to by Lessor and any and all additional costs and expenses incurred hereunder. This Lease shall not be affected by any assignment by Lessor of Lessor's interest herein.

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

15. SURRENDER OF POSSESSION BY LESSEE
Lessee hereby agrees, upon termination of this Lease, to immediately and peaceably yield possession of the Premises. Any personal property remaining in the Premises upon expiration or termination shall be deemed abandoned. Lessor may demand possession of the Premises upon termination of the Lease or any applicable renewal period (the "Possession Date"). If Lessee remains in possession of the Premises after the Possession Date, Lessee shall become a tenant at will upon the same terms and conditions contained herein except that the Lease Rent shall equal two hundred percent (200%) of the Lease Rental which was in effect immediately prior to the Possession Date. Acceptance by Lessor of any payments after the Possession date shall not constitute consent to a holdover by Lessee or result in a renewal of this Lease. In addition, Lessee shall indemnify, protect, defend and hold harmless Lessor from any and all claims, demands, losses or damages incurred by or asserted against Lessor due to Lessee's failure to deliver possession of the Premises on the Possession Date including, without limitation, any claims by any succeeding tenant for the Premises based on such delay.

16. ABANDONMENT
Lessee shall not vacate or abandon the Premises at any time during the term and if Lessee shall abandon, vacate or surrender said Premises for a period for thirty (30) days or be dispossessed by process by law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned. Abandonment of the Premises by Lessee shall be deemed a default of this Lease by Lessee, and Lessor shall have all rights and remedies available to it as set forth in Paragraph 5 of General Provisions.

17. RIGHT OF ENTRY
Lessor and its agents and employees reserve and shall at any and all times have the right to enter the Premises at any reasonable time to inspect the Premises and to see that the covenants hereof are being maintained and performed, to take action which Lessor may deem necessary, to deliver received packages, to exhibit the Premises to prospective tenants or purchasers, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the building of which the Premises are a part of in emergencies, without abatement of rent. Lessor shall at all times have and retain a key with which to unlock all entry doors of Premises.

18. SIGNAGE
Except pursuant to the express written consent of Lessor (which Lessor may grant or withhold in its sole and absolute discretion), or as provided pursuant to this Lease, Lessee shall not place or permit to be placed, any sign, advertisement, notice or other similar matter on any door(s), window(s), wall(s), hallway(s) or other area(s) of the Premises or the building which are open to the view of persons in common areas of the Premises or the building.

19. EXHIBITS
Any and all exhibits or riders attached to this Lease, including, but not limited to, the General Provisions attached hereto as "Section C" are incorporated herein and made a part of this Lease. Without limiting the generality of the foregoing, it is expressly agreed that this Lease is subject to the terms and provisions of the General Provisions. Breach of any obligation under the General Provisions shall constitute a material breach of this Lease. This Lease may be executed in one or more counterparts. In the event of variation or discrepancy, the duplicate original hereof (including exhibits or riders, if any) held by Lessor shall control.

SECTION B - SERVICE AGREEMENT

This Service Agreement is made by and between Lessor and Lessee whose names appear in the Lease Summary attached hereto and incorporated herein and states the terms and conditions under which Lessor will provide business services, equipment ("Equipment"), and furniture rental to Lessee. All terms defined in the Lease Summary shall have the same meaning herein. The Service Agreement shall be subject to the terms and conditions of the General Provisions attached hereto as "Section C" and incorporated herein.

20. TERMS
Subject to earlier termination as provided for herein, this Service Agreement shall commence and expire on the dates set forth in the Lease Summary.

21. SERVICE PROVIDED
Lessor agrees to provide reception, telephone answering service for Lessee's incoming lines, mail service, secretarial service, coffee & tea service, equipment and other services and facilities, including conference room at the Premises from 8:00 A.M. to 5:00 P.M., Monday through Friday at the monthly fixed charges described in MONTHLY BASIC CHARGES in Lease Summary. Lessor agrees to provide other and additional services at the current market rates described in Additional Service Price List. Services will not be provided on New Years Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving & day after Thanksgiving, Christmas Eve & Christmas, and New Years Eve. Services offered by Lessor are subject to human, electrical and mechanical error, failure, or illness, which may result in the delay or discontinuance of these services. Lessee hereby represents that Lessee has read and agrees to the Paragraph 3 of General Provisions (LIMITATION OF LIABILITY) and Paragraph 4 of General Provisions (INDEMNITY) and Paragraph 10 (WARRANTIES, REMEDIES AND LIMITATIONS). In the event this Service Agreement terminates, or Lessee is in default as defined in Paragraph 5 of General Provisions (DEFAULT), Lessor may, at its election, refuse to provide any and all services, including but not limited to, refuse to answer Lessee's telephones and/or terminate (disconnect) telephone line(s) and/or terminate (disconnect) Internet access service and Lessor shall not be in breach of any of its obligation hereunder or under any other agreement, nor shall such refusal be deemed a constructive eviction of Lessee under the Lease Agreement.

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

22. TELEPHONE
Lessor agrees to provide telephone equipment for rental, telephone line for rental including dial tone, voice mail box for rental, at the rate referenced under Additional Service Price List. Lessor agrees to provide telephone answering service for Lessee's incoming lines which includes a reasonable allowance of answered incoming calls, defined as four hundred (400) calls per month for each office. In the event Lessee's incoming calls should exceed the allowance, thereafter for the remainder of the term at the highest monthly number of answers provided during the preceding portion of the term, at Lessor's election, charge additional Telephone Answering Service charge at the rate reference under Additional Service Price List, or to convert to Direct Dial forwarding to Lessee's telephone equipment without answering service upon five (5) days notice from Lessor. Lessee shall not be entitled to any compensation for any inconvenience or to interfere with its business which results from such conversion. In the performance of providing telephone answering service as provided herein, Lessor determines that telephone calls are occurring, either from Lessee or Lessee's caller(s), which involve verbal abuse to Lessor's employee(s), then Lessor shall have the right, at its sole discretion, to terminate Lessee's telephone answering service by giving Lessee twenty four (24) hours prior written notice of its intention to do so, without liability of any kind to Lessee for such termination. Lessee agrees that only Lessor provided telephone equipment will be used in Lessee's offices, except for personal facsimile machine or computer modems, and under no circumstances, Lessee shall install a private telephone line within the Premises. Any adds, moves and changes relating to telephone service will be charged at the rate referenced under Additional Service Price List. In the event Lessee desires a telephone outlet in any place not already provided, Lessee shall pay Lessor to install a new and separate outlet at the rate referenced under Additional Service Price List. Lessee understands that any assigned telephone numbers from DID blocks are non transferable when service is discontinued and are the property of Lessor. Lessee further understands it may not place a display advertisement in the yellow pages of any telephone directory or order a calling card under the assigned telephone number. Lessee agrees that only Lessor provided telephone equipment will be used in the Premises,

23. MAIL
Subject to any restrictions set forth herein, Lessee is hereby authorized to use the Premise address as Lessee's business address. Lessee understands that in the event its use of the Premise address terminates Lessor shall cease to act as its agent for receipt of mail. It will be Lessee's sole responsibility to notify all parties of termination of use of the Premise address, and Lessee hereby releases Lessor of any obligation with respect thereto. In the event that this Service Agreement terminates for any reason whatsoever, including an event of default hereunder, Lessee's right to use the Premise address shall immediately terminate, and Lessor, at its election, may return to senders all mail addressed to Lessee. In the event of any default by Lessee, Lessor may terminate Lessee's right to use the Premise address and at Lessor's election, without notice to Lessee, may return all mail back to sender(s) that has been addressed to Lessee. Lessor shall not be liable for nor accept responsibility for any loss of business or damage as a result of the signing for and/or acceptance of a delivery of any kind on behalf of Lessee or Lessee's representative. This provision shall include, but not limited to, certified letters, UPS delivery, FedEx delivery, DHL delivery, subpoenas, and delivery of equipment and supplies.

24. INTERNET ACCESS
Lessee acknowledges and agrees that Lessor is service provider that relies on connectivity and products of third party Internet Service Provider and telecommunications companies, and is therefore not responsible or liable for any part of its services, including interruptions in services, that are due to the acts or omissions of others, or that are otherwise outside of Lessor's reasonable control, and Lessee acknowledges that Lessor makes no warranty of any kind, expressed or implied, regarding the merchantability, fitness, reliability or suitability of its services or products for any particular purpose. Lessor shall have no responsibility for, and Lessee shall have sole responsibility for, any and all telecommunication equipment, computer equipment (including software) or computer network equipment to the wall Ethernet jack inside the Lessee's office, regardless of whether Hub, Router, Network Switch or cable has been supplied by Lessor to Lessee. Lessee further acknowledges that Lessor has no control over the content or reliability of the information, product and content delivered to Lessee over the Internet via Internet network. Under no circumstances shall Lessor be responsible for any damages or losses of the Lessee, including but not limited to special, incidental, consequential, or punitive damages, as a result of any interruption of service, loss of information, theft of information, or any virus, spyware, bug, or other data that reaches Lessee's computer(s) or server(s) through Lessor's network. Notwithstanding the above, in the event that Lessor is found liable to Lessee for any damages, such damages shall not exceed a sum equal to the amounts that Lessee has paid to Lessor as of the date that the liability was incurred. Lessee shall be solely responsible for maintaining all equipment from the wall Ethernet Jack inside Lessee's office to Lessee's internal LAN and computer(s). Under no circumstances shall Lessee be allowed to connect any and all types of router, network switch, VoIP equipment, computer server(s), computer equipment, any computer(s) or telecommunication equipment that will use excessive bandwidth on Internet connection. In the event Lessee is found to use excessive bandwidth on Internet connection, Lessor shall have the right to (at Lessor's sole and absolute discretion) limit the bandwidth by reprogramming the network switch in which Lessee's internet connection is fed through, charge additional service fee based on bandwidth usage for permission to use such router, network switch, computer server, VoIP equipment or telecommunication equipment, suspend or terminate the internet access service or, at Lessor's sole discretion, may enforce any and all remedies as described. Lessee agrees to comply with all applicable federal and state rules and regulations in the use of Lessor's Internet services and products, as well as to comply with the rules of any network to which Lessee may gain access using Lessor's Internet services. Lessee acknowledges that any proprietary, confidential, or otherwise valuable information that Lessee desires to keep confidential should not be transmitted over any part of the Internet without effective encryption, nor should it reside without firewall protection on server(s) and computer(s) connected to the Lessor's network and/or the Internet. Lessee represents and warrants that it shall not transmit or make available over the Internet any products, information or other materials that are illegal, libelous, tortious, or that violate any third party intellectual property or other rights, or that is likely to result in action against Lessor and/or its Internet Service Provider. Lessor may, at Lessor's election, assist Lessee in resolving connectivity and configuration of IP address as a courtesy to Lessee with the understanding that the Lessee is solely responsible for the operation and configuration of any and all computers residing on the Lessee's office(s). In the event that the Lessee makes any configuration changes to the Lessee's computer and loses connectivity, Lessor shall at the Lessee's request and at Lessor's election, make all reasonable efforts to reconfigure such hardware. Such reconfiguration shall be billed to Lessee at the rate reference under Additional Service Price List. Should Lessee request repairs or support for its internal equipment and networks, such repairs and support shall also be billed to Lessor at the rate reference under Additional Service Price List.

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

25. EQUIPMENT
In the event Lessee uses any Equipment, including but not limited to telephone system, photocopier, facsimile, postage machine, on Premise, Lessee shall not damage the Equipment or make any modifications or attachments thereto, nor remove the same. If in the opinion of Lessor, any of Lessee's modifications, whether or not made with the permission of Lessor, interfere with the normal use or maintenance of Equipment or otherwise creates a safety hazard, Lessor may, at Lessee's expense, remove any such modifications. Any and all Equipment shall only be moved by authorized representative of the Lessor. Lessee shall be responsible to pay all cost of such moves at the rates referenced under Additional Service Price List. Lessee agrees to pay for usage of photocopier, facsimile and postage based on per usage charge at the rate referenced under Additional Service Price List. Lessee will be provided with an account code for these machines which shall be used to keep track of Lessee's photocopier, facsimile and postage usage volume.

26. FURNITURE
In the event Lessee uses or rents office furniture from Lessor, Lessee shall not damage said furniture or make any modification, alterations, or attachments thereto, nor remove the same. Lessee agrees to maintain personal property insurance on all furniture rented from Lessor. Upon expiration of the Term or other termination of the Lease, Lessee shall return the furniture to Lessor in the same condition as when provided, normal wear and tear excepted.

27. CONFERENCE ROOM
The conference room shall be available for usage by Lessee during the regular business hours from 8:00AM to 5:00PM based on reservation by first-come-first served basis. In the event Lessee fail to notify Lessor of non-usage of the conference room while being reserved for Lessee, or in the opinion of Lessor, if Lessee has caused inconvenience to other Lessee due to excessive usage of conference room by Lessee, Lessor may at its sole discretion, suspend or terminate Lessee's privilege to use the conference room. Under no circumstances shall Lessor be responsible for any damages or losses of the Lessee, including but not limited to special, incidental, consequential, or punitive damages, as a result of any interruption of conference room usage privilege.

28. KEYS
Key(s) will be furnished at the rate referenced under Additional Service Price List. Lessee shall not cause or permit the duplication of any keys to be made, and Lessee shall not cause or permit any keys to be possessed by any person other than an employee or authorized agent of Lessee. Lessee agrees to return to Lessor all keys to the Premises and building upon termination of this Lease. Lessor shall have the right to charge Lessee twenty dollars ($20.00) for each key (including additional keys furnished to Lessee as provided hereunder), which Lessee does not return to Lessor within five (5) days of termination of the Term.

29. UTILITIES, HVAC AND JANITORIAL SERVICE
Lessor agrees to provide utilities, heat and air conditioning and janitorial services to Lessee. Utilities shall be provided twenty four (24) hours a day, seven days a week. Janitorial service includes carpet vacuuming and trash removal service five (5) days a week excluding legal holidays. Heat and air conditioning service shall be provided during the regular business hours from 8:00AM to 5:00PM, Monday through Friday excluding weekends and legal holidays.

30. COMPANY SIGNAGE
Lessor agrees to install, at Lessee' sole cost and expense at the rate referenced under Additional Service Price List, Lessee's company or personal name on a directory to be located at building's lobby area identifying Lessee's company name or occupant's name according to Lessee's Premise suite number. For uniformity, Lessee shall not install a title, company name, personal name or anything else on the outside of Lessess's door or other location visible from the common area without Lessor's prior written consent.

31. PARKING
Parking for Lessee shall be free for the term of this Lease, and option periods.

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

32. EMPLOYEE
Lessee including its principals, and any parent, subsidiary, of affiliated companies, jointly and severally, agrees that during the term of this Service Agreement, or within one (1) year following the termination of this Service Agreement, it will not hire any of Lessor's employees during the Term hereof. In the event Lessee shall breach any obligation contained in this paragraph, Lessee shall be liable for, and shall pay Lessor on demand, damages of Ten Thousand Dollars, (10,000.00) for each employee so hired, it being mutually agreed by Lessee and Lessor that the actual damages which would be sustained by Lessor as the result of the failure to comply with this provision would be impractical or extremely difficult to determine.

33. WARRANTIES, REMEDIES AND LIMITATIONS
Lessor provides no warranties as to any services provided to Lessee, any and all warranties, whether express or implied, are hereby waived. Lessor's only liability and Lessee's sole remedy for any loss of the services to be provided pursuant to the Service Agreement, or otherwise provided at Lessee's request, are limited to a pro rata credit of payments made by Lessee pursuant to Paragraph 1 of General Provisions, said pro rata credit shall apply to the period of time during which Lessor was not able to provide the above described services. The foregoing remedy is exclusive and is given and accepted in lieu of any obligation, liability, right or claim or remedy in contract or tort, whether or not arising from Lessor's negligence, actual or imputed. The remedies of Lessee shall be limited to those provided herein to the exclusion of any an all other remedies, including, without limitation, incidental or consequential damages.

34. EXHIBITS
Any and all exhibits or riders attached to this Service Agreement, including, but not limited to, the General Provisions attached hereto as "Section C" are incorporated herein and made a part of this Service Agreement. Without limiting the foregoing, it is expressly agreed that this Service Agreement is subject to the terms and provisions of the General Provisions, by which Lessee agrees to abide. Breach of any obligations under the General Provisions, shall be deemed a material breach of this Service Agreement. This Service Agreement may be executed in one or more counterparts. In the event of variation or discrepancy, the duplicate original hereof (including exhibits or riders, if any) held by Lessor shall control.

SECTION C — GENELL PROVISIONS

Lessor and Lessee hereby agree to the following terms and conditions which supplement the Lease Agreement and/or Service Agreement to which these General Provisions are attached as "Section C". All definitions included in the Lease Agreement and/or Service Agreement shall apply herein unless otherwise indicated. As used herein, the "Agreement " shall refer to the Lease Agreement and/or Service Agreement, as the context may indicate.

1. RENT PAY-1EITS
Lessee agrees to pay Lessor when due the Lease Rental, Equipment Rental, and other charge(s) including any applicable sales, use and other taxes now or hereafter imposed by any governmental body to:

Acacia Executive Services 20955 Pathfinder Road, Suite 100 Diamond Bar, California 91765

(a) All payments are due and payable in advance on the first (1st) of every month without notice, demand or offset. All service charges for outbound telephone toll charges, copier use, postage, secretarial service and miscellaneous charges, shall be deemed as additional rents and are due and payable upon receipt of an invoice from the Lessor. Any payment not received within five (5) days of due date are subject to a late charge equal to ten percent (10%) of the past due balance, but not less than fifty dollars ($50.00) to compensate the Lessor for the extra cost incurred as a result of such late payment.

(b) In the event Lessee is delinquent as outlined in Paragraph 1(a) above, Lessee agrees that Lessor, at Lessor's discretion, may refuse to provide any and all services listed under "Section B — Service Agreement" until full payment is made. Any other service charges outlined above shall continue to accrue. Lessor shall charge Lessee twenty five dollars ($25.00) for each dishonored check.

(c) In the event Lessee fails to pay any amount when due, Lessee shall pay Lessor interest thereon at an annual rate of eighteen percent (18%) or such lower rate as may be the maximum lawful rate. Lessee agrees to pay Lessor three hundred dollars ($300.00) for each Three-Day Notice or Notice of Service Termination which Lessor serves upon Lessee due to Lessee failure to make timely payments in the event more than one of either notice is served during the term. Lessee agrees to pay for all services ordered or incurred by Lessee, its employees, agents and invites, even if such services are not described in the Service Agreement attached hereto. Lessee will complete and sign AES Service Form, indicating which individuals are authorized to use the services and incur charges on behalf of Lessee.

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

2. PRORATED RENT
If the rental period for the Lessee begins on a day of the month other than the first (1st) day of the month, then a pro-rated amount of rent shall be calculated which shall be paid by the Lessee during the second (2nd) month of the rental period, thereby enabling rent to coincide with the Lessee's requirement to pay rent on the first (1st) day of each and every month.

3. DEFAULT
Lessee shall be in default hereunder if it does not timely pay all amounts due under the Lease, or if Lessee fails to perform any of its other covenants or provisions under the Agreements. If Lessee does cure such default within five (5) days after written notice, Lessor shall have the right, with or without further notice, and in addition to and not in lieu of the remedies available by law, to terminate all Lessee's right under the Agreements, or such of those right as Lessor designates in such written notice. If Lessee's rights under the Lease are so terminated, Lessor may, after any applicable requirements of law, take possession of the Premises and take possession of any and all goods, inventory, equipment, fixtures and all other personal property of Lessee situated in the Premises without liability for trespass or conversion and may sell all or any part thereof at public or private sale. Lessee agrees that fifteen (15) days prior notice of any public or private sale shall constitute reasonable notice. Upon any such action by Lessor, Lessee shall remain liable for all obligations that have previously accrued, and to the maximum extent permitted by law, for all obligations that may subsequently accrue under the Agreements. In addition to terminating Lessee's rights to possession under the Lease and/or discontinuing services, Lessor shall have the right to pursue all other remedies provided by law.

4. SECURITY DEPOSIT
Upon execution of the Agreements, Lessee shall pay Lessor an amount equal to one hundred percent (100%) of the Lease Rental, an amount equal to one hundred percent (100%) of the Furniture Rental, one hundred dollars ($100.00) per telephone instrument, and ten dollars ($10.00) per key provided to Lessee as set forth in the Lease Summary as Lease Deposit, Furniture Deposit, Telephone Equipment Deposit, and Key Deposit (the "Deposit"). Lessor shall hold the Deposit as security for the full, faithful and complete performance by Lessee of all terms, covenants, and agreements to be kept by Lessee under the Agreements. Upon written demand by Lessor, Lessee will pay Lessor any amount so applied so that the deposits are returned to the original amount. At the end of the term, provided Lessee performed all the provisions of the Agreements, including, but not limited to returning telephone equipment and key to Lessor, the Deposits, or any remaining balance minus necessary repairs and any necessary disconnecting of phone, fax or modem lines shall be returned within thirty (30) days after the end of the Lease term. As Lessor provides support services including, but not limited to photocopies, facsimile, secretarial and clerical support, postage and outbound telephone toll charges are billed after they are provided, it reserves the right to off-set these charges against the deposit if not paid prior to Lessee's vacating.

5. TERMINATION AND NOTICE
Lessee shall give not less than thirty (30) days written notice of it's intention to discontinue occupancy of the Premises or use of service as described under the Monthly Basic Charges in Lease Summary prior to end of term. Unless otherwise notified by the Lessor, any renewal shall be upon the same terms, conditions, and provisions, except that the Lease Rental under the Lease shall not be increased by more that twenty percent (20%) or 1.20 times the Lease Rental in effect immediately prior to such renewal. Lessee's notice of termination may not be given less than thirty (30) days prior to the end of the Term. All notices by Lessee or Lessor to the other must be in writing. Notice to Lessee will be considered given if delivered personally to Lessee or one of its officers or mailed by registered or certified mail, postage prepaid addressed to Lessee, either at the Premises' address or at Lessee billing address described in the Lease Summary. Notice to Lessor will be considered given if mailed by registered or certified mail, postage prepaid, to Lessor at Lessor's address set forth in the Lease Summary. In lieu of a security deposit, Lessee will at the time of the thirty (30) days notice to discontinue occupancy within the Premises, submit with notification a cashiers check for the thirty (30) day balance of Lease Rental.

6. LIMITATION OF LIABILITY
(a) This Agreement is made upon the express condition that Lessor shall be free from all liability and claim for damages, except those caused solely by the gross negligence of Lessor, by reason of any injury to any person(s) or property of any kind, from any cause(s) in any way connected with the Premises or its use or occupancy thereof during the term of the Agreements or extensions. In no event shall Lessor be liable for the conduct of any other Lessee or Tenant of the Premises or the building, and any such conduct shall not give the Lessee the right to terminate the Agreement between Lessor and Lessee. Lessor shall not be liable under any circumstances for consequential damages or damages or injury to Lessee's business or potential business.

(b) The use of the Premises and any services, furnishing and facilities provided pursuant to the Agreements is made without warranty. Lessee's sole remedy, and Lessor's sole obligation for any failure to render any service, or facility, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Lessee's billing in an amount equal to the charge for such service, furnishing or facility for the period during which the failure, delay, or interruption continues. With the sole exception of the remedy set forth in this Paragraph 3(b), Lessee expressly and specifically agrees to waive, and agrees not to make any claim for damages, direct or consequential, arising out of any failure to furnish any service, furnishing or facility, any error or omission, or any delay or interruption of the same. Notwithstanding anything in this paragraph, there shall be no billing adjustment if Lessee is in default hereunder.

7. INDEMNITY
Lessee hereby covenants and agrees to indemnify, protect, defend (with counsel chosen by Lessee and approved by Lessor whose consent shall not be unreasonably withheld) and hold harmless Lessor from and against any and all claims, loss, cost, claim, action, obligation, liability, and expense, including but not limited to, attorney's fees and other professional fees in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Lessee of the Premises or any part thereof or any other part of the building where the Premises are located, occasioned wholly or in part by any act or omission of Lessee, its officers, agents employees or invitees.

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

8. FORCE MAJEURE
If Lessor's performance of it's obligations under the Agreement is prevented or restricted by reason of any cause beyond the control of Lessor, including, but not limited to, mechanical or electrical breakdown, fire, explosion or other casualty, acts of God, acts of public enemies, embargo, delays of supplies, acts of any governmental agency, labor difficulties, strikes or inclement weather, Lessor, upon giving timely notice to Lessee, shall be excused from such performance to the extent of such breakdown, prevention, or restriction, provided that Lessor shall resume performance within reasonable time after any such cause has been removed or ceases. Except as set forth in the Lease Agreement, there shall be no abatement or reduction of Lease Rental.

9. WAIVER
One or more waivers by Lessor of any breach of any covenant or condition under the Agreements shall not be construed as a waiver of a subsequent or continuing breach of the same or any other covenant or condition, and consent or approval by Lessor of any act by Lessee requiring Lessor's consent or approval to any subsequent act.

10. TIME OF THE ESSENCE
Time is expressly of the essence under the Agreements and all of its provisions.

11. AUTHORITY, SUCCESSORS AND ASSIGNS
Each party represents that it has full power and authority to enter into and perform the Agreements. The covenants and conditions herein contained shall, subject to the Lease's provision as to assignments and subletting, apply to and bind the heirs, successors, executors, administrators and assigns of the respective parties hereto.

35. JOINT AND SEVERAL LIABILITY
If two or more individuals, corporations, partnerships or other business associations (or any combination thereof) shall sign this Lease as Lessee, the liability of each such individual corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several.

36. SEVERALTY
The invalidity or unenforceability of any provision of the Agreements shall not affect or impair the validity or enforceability of any other provision. No waiver of any default of Lessee shall be implied from any failure by Lessor to take action with respect to such default.

37. ATTORNEY'S FEES
In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover reasonable attorney's fees in such action or proceeding, in such amount as the Court may adjudicate as just and proper.

38. DOCUMENTS AND ENTIRE AGREEMENT
Lessee agrees to complete and sign additional documents and do such other things as may be required by Lessor or any other entity in order to permit Lessor to provide services and facilities to Lessee. The Agreements supersede any prior agreement(s) and embody the entire agreement between Lessor and Lessee, and may not be modified or altered except in writing. Submission of this instrument of examination does not constitute a reservation of or option of the Premises. The agreement becomes effective only upon execution and delivery by both parties. The Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the day and year first above written. Persons signing below warrant that they have authority to sign for the above stated obligations and are in fact owners or authorized principals and/or agents of the company they are signing for.

LESSEE:		LESSOR:
China Yida		Acacia Executive Services

Authorized Signature		Authorized Signature

Wei Zhang	Board of Director	Jasmine Lee	Office Manager
Print Name	Title	Print Name	Title

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

SECTION D - RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the building (the "Building"). Lessor reserves the right to adopt reasonable modifications and additions hereto. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1. Except with the prior written consent of Lessor, no Lessee shall conduct any retail sales or any manufacturing of any kind in or from the Premises, or any business other than specifically provided for in the Lease.

2. The halls, passages, corridors, elevators and stairways shall not be obstructed by any Lessee or used by it for any purpose other than for ingress to and egress from their respective Premises. "The hall, passages, corridors, entrance, elevators, stairways, and roof are not for the use of the general public, and the Lessor shall in all cases remain the right to control and prevent access thereto of all persons whose presence in the judgment of Lessor shall be prejudicial to the safety, character, reputation and interest of the Building and its Lessee, provided that nothing herein contained shall be construed to prevent such access to persons with who Lessee normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers, equipment vendors, and the like) unless such persons are engaged in illegal activities. No Lessee and no employees of any Lessee shall go upon the roof of the Building without the written consent of Lessor.

3. The doors, windows, glass lights, and any lights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The restrooms including toilets and any and all water apparatus shall not be used for any purpose other than for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be responsibilities of the Lessee who, whose clerks, agents, employees, or visitors, shall have caused it.

4. No sign, advertisement, or notice from the exterior of the Premises or Building shall be inscribed, painted or affixed by Lessee on any part of the building or the Premises including, but are not limited to sign, advertisement, notice or other similar matter on any doors, windows, or walls or other areas of the Premise which are open to the view of persons in the common area of the Center without the prior written consent of Lessor. If Lessor shall have given such consent at any time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Lessor and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Lessor with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Lessor.

5. In order to maintain the outward professional appearance of the Building, any and all window covering to be installed at the Premises or office space(s) shall be subject to Lessor's prior approval. If Lessor, by a notice in writing to Lessee, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Lessee. No awning shall be permitted on any part of the Premises.

6. Lessee shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way increases the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other Lessee, or in any way injure or annoy them: or conflict with the regulations of Fire Department or the fire laws, or with any insurance policy upon the Building, or any part hereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

7. No safes or other objects larger or heavier than the freight elevators of the Building are limited to carry shall be brought into or installed in the Premises. Lessor shall have the power to prescribe the weight, method of installation and position of such safes or other objects. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Lessor. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Lessor.

8. Lessor shall clean the Premises as provided in the Lease, and except with the written consent of Lessor, no person or persons other than those approved by Lessor will be permitted to enter the Building for such purposes, but Lessee shall not cause unnecessary labor by reason of Lessee's carelessness and indifference in the preservation of good and cleanliness.

9. No Lessee shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls or elevators, out of the doors or stairways of the Building, and Lessee shall not use, keep or permit to be use any foul or noxious gas or substance in the Premises, or permit to suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other Lessee or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in all areas of the Building is prohibited, including restrooms and elevators

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

10. No cooking shall be done or permitted by Lessee on the Premises, except: (i) the use of Underwriter's Laboratory approved equipment for brewing coffee, tea, and similar beverages and (ii) the use of a microwave oven for food, so long as odors from the food are not detectable in the Common area or adjacent Premises. Offices in the Building shall not use the storage of merchandising or for lodging.

11. Lessee shall not use or keep in the Building any kerosene, gasoline or flammable fluid or any other illuminating material, or use any method of heating other than that supplied by Lessor.

12. If Lessee desires special equipment or connections, Lessor will direct technicians or electricians as to where and how the wires are to be introduced. No boring or cutting of wires or otherwise shall made without directions from Lessor.

13. Each Lessee, upon the termination of its tenancy, shall deliver to Lessor all the key(s) of offices, rooms and toilet rooms shall have been furnished to such Lessee or which such Lessee shall have had made, and in the event of loss of any key(s) or access card(s) so furnished, shall pay Lessor therefore.

14. No Lessee shall lay any and all floor covering or rug so that the floor covering or rug is affixed to the floor or carpet of the Premises in any manner. Usage of any and all floor covering or rug on the Premises, shall be subject to approval by Lessor. The expense of repairing any damage resulting from a violation of this rule shall be the sole responsibility of Lessee by whom, or those agents, clerks, employees or visitors shall have caused the damage.

15. No furniture, packages or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Lessor.

16. On Saturdays, Sundays, and legal holidays, and on other days between the hours of 5:00PM and 8:00AM, access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the employees of Lessor, management, employee(s), representative, or agent. Lessor shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Lessor has the right to exclude. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right but shall not be obligated to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Lessees and protection of property in the Building.

17. Lessee shall see that the entry doors of the Premises are closed and securely locked before leaving the Building and Lessee shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee's employees leave the Building, and that all electricity shall likewise be carefully turned off, so as to prevent waste or damage, and for any default or carelessness. Lessee shall make good all injuries sustained by other Lessees or occupants of the Building or Lessor.

18. Lessee shall not alter any lock or install a new or additional lock or any bolt on any door of he Premises without prior written consent of Lessor. If Lessor shall give its consent, Lessee shall in each case furnish Lessor with a key for any such lock, and all locks must be tied into the building master key systems.

19. Lessee shall not install equipment, such as but not limited to, electronics tabulating or computer equipment, requiring electrical or air conditioning service in excess of those to be provided by Lessor under the Lease.

20. Lessee shall bring no bicycle or shopping cart, or other vehicle or any and all types of animals into the Premises or the halls, corridors, elevators or any part of the Building, at any time.

21. Lessor shall have the right to prohibit the use of the name of the Building or Business Park or any other publicity by Lessee that in Lessor's opinion tends to impair the reputation of the Building, or Business Park or their desirability for other Lessees, and upon written notice from Lessor, Lessee will refrain from or discontinue such publicity.

22. Lessee shall not erect any aerial or antenna on the roof or exterior walls of the Premises or Building.

23. Lessee shall place chair pads or mat beneath each desk chair in order to protect the carpeting in the Premises.

24. Lessee and Lessee's employees shall not enter receptionist area or use switchboard phone(s) to answer any incoming phone calls or place any outgoing phone calls.

25. The volume on any television, radio, tape deck or compact disk player shall be kept low enough in order not to be audible by any other Lessees or employees of any other Lessees.

26. During normal business hours between 8:00AM to 5:00PM, Monday through Friday, except holidays, Lessee and Lessee's employees shall wear professional business attire appropriate for a first class office building.

27. Lessee and Lessee's employees shall keep the lobby area clean, neat and professional at all times and shall not congregate in or about the lobby except as necessary to leave or enter their Premises.

28. The guest waiting area is intended primarily for use by business guest and invites as a temporary waiting area, and Lessee, Lessee's employee(s), guest or invites shall not socialize or loiter in or about the guest waiting area. All guest and invites of Lessee or Lessee's employees shall check in with the receptionist upon entering the Premises. All guest and invites of Lessee or Lessee's employees shall not solicit business from other Lessees.

29. Lessee, Lessee's employees, Lessee's guest and invites shall comply with all Building rules and regulations regarding all areas of the building other than the second floor of the building.

Lesse Initial	Lesse Initial	Lessor Initial

Acacia Executive Services

SECTION E - PERSONAL GUARANTY

This personal guaranty creates specific legal obligations and financial agreement, and WHERAS, Lessor would not execute the Lease if Lessee did not deliver to Lessor this Personal Guaranty of Lease. When we use the words you and your in this Personal Guaranty, we mean the Personal Guarantor(s) indicated below. When we use the words we, us, and our in this Personal Guaranty, we mean Lessor. In consideration of our entering into the lease agreement identified above ("Lease"), you unconditionally and irrevocably guarantee to us, our successors and assign the prompt payment and performance of all obligations of the lessee identified above ("Lessee") under the Lease. You agree that this is a guaranty of payment and not of collection, and that we can proceed directly against you without first proceeding against the Lessee. You waive all defenses and notices, including those of protest, presentment and demand. You agree that we can renew the Lease, extend the term of Lease, or otherwise modify the terms of the Lease, and you will be bound by such changes. If the Lessee defaults under the Lease, you will immediately perform all obligations of the Lessee under the Lease, including, but not limited to, paying all amounts due under the Lease, all amounts due under service provided, and all other sums payable by Lessee. You will pay us all expenses (including attorneys' fees) incurred by us in enforcing our rights against you or the Lessee. This is a continuing guaranty which will not be discharged or affected by your death and will bind your heirs and personal representatives. You waive any rights to seek repayment from the Lessee in the event you must pay us. If more than one personal guarantor has signed this Personal Guaranty, each of you agree that your liability is joint and several. You authorize us to obtain credit bureau reports regarding your personal credit, and make other credit inquiries that we determine are necessary. This Personal Guaranty is governed by the laws of State of California. You consent to the jurisdiction of any local, state, or federal court located within California. You expressly waive any right to a trial by jury.

7/15/2010
Personal Guarantor	Date	Personal Guarantor	Date

Wei Zhang	###-##-####
Print Name	Social Security No.	Print Name	Social Security No.

1923 White Star Drive, Diamond Bar, CA 91765
Home Address/City/State/Zip		Home Address/City/State/Zip

Lesse Initial	Lesse Initial	Lessor Initial